UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2011

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Auxilium Pharmaceuticals, Inc. (the “Company”) previously announced that, effective as of December 7, 2011 (the “Termination Date”), Armando Anido resigned as Chief Executive Officer and President of the Company and also as a member of the Company’s board of directors (the “Board”). On December 23, 2011, the Company entered into a Severance and Release Agreement (the “Agreement”) with Mr. Anido.

In consideration for the releases provided by Mr. Anido, and for his continuing compliance with the obligations contained, in the Agreement:

•	Mr. Anido will receive:

•	severance payments in the gross amount of $1,906,800, payable in 24 monthly installments commencing within 60 days of the Termination Date;

•	payment for any accrued but unused vacation time through the Termination Date; and

•	continued medical, dental and prescription drug coverage for himself and any dependents for up to 24 months following the Termination Date.

•

All of Mr. Anido’s outstanding Company stock options and Company restricted stock units that would have vested during the 24-month period following the Termination Date became fully vested as of the Termination Date, and all other options and restricted stock held by Mr. Anido have been forfeited.

•	Mr. Anido will have until September 7, 2012 to exercise all outstanding and vested Company stock options held by him as of the Termination Date.

•

Mr. Anido will provide, upon the reasonable request of the Company’s Chief Executive Officer and President, up to 20 hours per month of advice and support on a variety of matters related to the Company’s business during the six-month period following the Termination Date, unless the parties agree otherwise.

Mr. Anido remains bound by the non-competition, confidentiality, development assignment and non-solicitation covenants contained in his amended and restated employment agreement, dated as of December 23, 2010 (the “Employment Agreement”). If Mr. Anido breaches any of his obligations under the Agreement or the non-competition, confidentiality, development assignment and non-solicitation covenants contained in the Employment Agreement, any vested and unexercised options shall terminate immediately and automatically be deemed forfeited as of the date of such breach.

In consideration for the severance payments and other benefits described above, Mr. Anido has waived and released any and all claims against the Company.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Agreement attached as Exhibit 10.1 to this Current Report and incorporated herein by reference. All readers are encouraged to read the entire text of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Severance and Release Agreement, dated December 23, 2011, between Armando Anido and Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: December 23, 2011	By:	/s/ James E. Fickenscher
	Name:	James E. Fickenscher
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Severance and Release Agreement, dated December 23, 2011, between Armando Anido and Auxilium Pharmaceuticals, Inc.